FAIR, ANDERSON
& LANGERMAN
A Professional Corporation
Certified Public Accountants




July 21, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W., Room 124
Washington, DC 20549

RE:  Harvard Scientific Corp.
     Amended Form 8-K (File Number 0-28392)

In regard to above subject, within the filing under "Changes in Registrant's Certified Accountant" we would agree with the statements in reference to the firm of Fair, Anderson & Langerman.

FAIR, ANDERSON & LANGERMAN


/s/ Jill Langerman
Jill Langerman, CPA









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